Exhibit 99.1
For Immediate Release

Contact:	Jerry Daly, Carol McCune	Peter Willis
	Daly Gray Public Relation	Chief Investment Officer
	(Media)	(Acquisitions)
	jerry@dalygray.com	pwillis@cl-trust.com
	(703) 435-6293	(561) 227-1387
Chatham Lodging Trust Completes Acquisition of Two Hotels
     PALM BEACH, Fla., August 24, 2010—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on upscale extended-stay hotels and premium-branded select-service hotels, today announced that it has completed the acquisition of two hotels as part of a previously announced four-hotel package. The hotels are the 86-room SpringHill Suites by Marriott® in Washington, Pa. and the 105-room Courtyard by Marriott® in Altoona, Pa. The hotels will continue to be managed by Concord Hospitality Enterprises.
     The company now has closed on three of the hotels in a previously announced four-hotel portfolio. The fourth hotel, a Residence Inn by Marriott® in White Plains, N.Y., remains subject to completion of due diligence and other closing conditions as previously reported.
About Chatham Lodging Trust
     Chatham Lodging Trust is a self-advised real estate investment trust that was organized to invest in upscale extended-stay hotels and premium-branded select-service hotels. The company currently owns 10 hotels with an aggregate of 1,248 rooms/suites and has three additional hotels under contract to purchase. Additional information about Chatham may be found at www.chathamlodgingtrust.com.
     This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about Chatham Lodging Trust, including those statements regarding acquisitions, capital expenditures, future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results or performance to differ materially from those discussed in such statements. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission.